Exhibit 21.1

	Subsidiaries of Abercrombie & Fitch Co.:	Jurisdiction:
1.	Abercrombie & Fitch Holding Corporation (a)	Delaware
2.	Abercrombie & Fitch Distribution Company (b)	Ohio
3.	Abercrombie & Fitch Management Co. (b)	Delaware
4.	A & F Trademark, Inc. (c)	Delaware
5.	Abercrombie & Fitch Stores, Inc. (c)	Ohio
6.	Hollister Co. (c)	Delaware
7.	Abercrombie & Fitch International, Inc. (c)	Delaware
8.	Fan Company, LLC (c)	Ohio
9.	Canoe, LLC (c)	Ohio
10.	Crombie, LLC (c)	Ohio
11.	DFZ, LLC (c)	Ohio
12.	NSOP, LLC (c)	Ohio
13.	J.M.H. Trademark, Inc. (d)	Delaware
14.	J.M. Hollister, LLC (e)	Ohio
15.	Ruehl No. 925, LLC (e)	Ohio
16.	Gilly Hicks, LLC (e)	Ohio
17.	Abercrombie & Fitch Europe SAGL (o)	Switzerland
18.	Abercrombie & Fitch Hong Kong Limited (f)	Hong Kong
19.	AFH Puerto Rico LLC (f)	Ohio (Qualified in PR)
20.	A&F Canada Holding Co. (f)	Delaware
21.	Abercrombie & Fitch Trading Co. (g)	Ohio
22.	AFH Canada Stores Co. (h)	Nova Scotia
23.	AFH Japan GK (i)	Japan
24.	Abercrombie & Fitch Italia SRL (i)	Italy
25.	Abercrombie & Fitch (UK) Limited (i)	United Kingdom
26.	AFH Stores UK Limited (i)	United Kingdom
27.	Abercrombie & Fitch (France) SAS (i)	France
28.	Abercrombie & Fitch (Denmark) ApS (i)	Denmark
29.	Abercrombie & Fitch (Spain) S.L. (i)	Spain
30.	Abfico Netherlands Distribution B.V. (i)	The Netherlands
31.	European Regional Inventory Control NL B.V. (i)	The Netherlands
32.	AFH Hong Kong Limited (i)	Hong Kong
33.	A&F Hollister Ireland Limited (i)	Ireland
34.	AFH Hong Kong Stores Limited (i)	Hong Kong
35.	AFH Singapore Pte. Ltd. (i)	Singapore
36.	A&F HCo Stores AT GmbH (i)	Austria
37.	AFH Belgium SPRL (i)*	Belgium
38.	AFH Korea Yuhan Hoesa (i)	South Korea
39.	AFH Poland Sp. Z o.o (i)	Poland
40.	AFHCo Stores NL BV (i)	The Netherlands
41.	AFH Switzerland SA (i)	Switzerland
42.	AFH Fulfillment NL BV (i)	The Netherlands
43.	AFH Australia Pty. Ltd. (i)	Australia
44.	AFH Finland Oy (i)	Finland

45.	AFH Taiwan Co., Ltd. (i)	Taiwan
46.	AFH Logistics DWC-LLC (i)	United Arab Emirates (Dubai)
47.	Abercrombie & Fitch Procurement Services, LLC (j)	Ohio
48.	Hollister Co. California, LLC (j)	California
49.	AFH Germany GmbH (k)	Germany
50.	AFH Sweden AB (k)	Sweden
51.	AFH Trading (Shanghai) Co., Ltd. (l)	China
52.	AFH International Trading Shanghai Co., Ltd. (l)	China
53.	Hollister Fashion L.L.C (m)	United Arab Emirates (Dubai)
54.	AFH BLP HK Limited (i)	Hong Kong
55.	AFH Netherlands I B.V. (f)	Netherlands
56.	AFH Netherlands II B.V. (q)	Netherlands
57.	MAF Fashion Apparel for Ready Wear, Gifts, Accessories and Perfumes WLL (p)	Kuwait
58.	Abercrombie & Fitch Europe Holding GmbH (n)	Switzerland

(a)	Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant
(b)	Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation
(c)	Wholly-owned subsidiary of Abercrombie & Fitch Management Co.
(d)	Wholly-owned subsidiary of A&F Trademark, Inc.
(e)	Wholly-owned subsidiary of Abercrombie & Fitch Stores, Inc.
(f)	Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.
(g)	Wholly-owned subsidiary of J.M.H. Trademark, Inc.
(h)	Wholly-owned subsidiary of A&F Canada Holding Co.
(i)	Wholly-owned subsidiary of Abercrombie & Fitch Europe SAGL
(j)	Wholly-owned subsidiary of Abercrombie & Fitch Trading Co.
(k)	Wholly-owned subsidiary of Abfico Netherlands Distribution B.V.
(l)	Wholly-owned subsidiary of AFH Hong Kong Limited
(m)	Subsidiary of Majid Al Futlaim Fashion LLC (51%) and AFH Logistics DWC-LLC (49%)
(n)	Wholly-owned subsidiary of AFH Netherlands I B.V.
(o)	Subsidiary of AFH Netherlands II B.V. (56%) and Abercrombie & Fitch Trading Co. (44%)
(p)	A&F has no equity interest in this joint venture
(q)	Wholly-owned subsidiary of Abercrombie & Fitch Europe Holding GmbH

*	Abfico Netherlands Distribution B.V. owns three shares (EUR 300.00) of AFH Belgium SPRL. Abercrombie & Fitch Europe Sagl owns the remaining 169,997 shares.